Exhibit 5

May 22, 2026

3D Systems Corporation

333 Three D Systems Circle

Rock Hill, South Carolina 29730

3D Systems Corporation

Registration Statement on Form S-8

We have acted as counsel to 3D Systems Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on or about the date hereof pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of 4,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), issuable under the 2015 Incentive Plan of 3D Systems Corporation, as amended and restated (the “Plan”).

This opinion letter is being furnished in accordance with the requirements of Item 8(a) of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

In rendering the opinions set forth below, we have examined such corporate records, certificates of officers of the Company and of public officials, and other instruments and documents as we have considered necessary, including (i) the Registration Statement, (ii) the Company’s Certificate of Incorporation, as amended through the date hereof, (iii) the Company’s Amended and Restated By-Laws, as amended through the date hereof, (iv) the Plan, (v) resolutions of the Company’s Board of Directors approving the Plan and authorizing the registration and issuance of the Shares and (vi) a certificate issued by the Secretary of State of the State of Delaware on the date hereof to the effect that the Company is existing under the laws of the State of Delaware and in good standing (the “Good Standing Certificate”). In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original of all documents submitted to us as copies and, to the extent we have received and relied upon certificates of the Company or authorized representatives thereof and certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with respect to factual matters.

McGuireWoods LLP | www.mcguirewoods.com

Atlanta | Austin | Baltimore | Charlotte | Charlottesville | Chicago | Dallas | Houston | Jacksonville | London | Los Angeles - Century City | New York |

Norfolk | Pittsburgh | Raleigh | Richmond | San Francisco | Seattle | Tysons | Washington, D.C.

3D Systems Corporation

May 22, 2026

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

2. The Shares have been duly authorized and, when and to the extent issued in accordance with the terms of the Plan and any award agreement entered into under the Plan, the Shares will be validly issued, fully paid and nonassessable.

The opinions expressed above are limited to the General Corporation Law of the State of Delaware in effect on the date hereof. We do not express any opinion as to the laws of any other jurisdiction.

The opinion set forth in paragraph 1 above as to the valid existence and good standing of the Company is based solely upon our review of the Good Standing Certificate.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. This opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any matters beyond the matters expressly set forth herein.

Very truly yours,

/s/ McGuireWoods LLP